Best of As Seen On TV

1220 Wrights Ln, West Chester , PA - 19380

PURCHASE ORDER

DATE: 8/29/2022
P.O. # 1612

Bill To
Best Of As Seen On TV
1220 Wrights Lane
west Chester
PA -19380
862-437-1111

Purchase From
InvenTel Products, LLC
200 Forge Way, Unit 1
Rockaway, NJ 07866

ORDER DATE	SHIP DATE	F.O.B.	PAYMENT TERMS
8/29/2022	11/1/2022		Net 30

ITEM #	DESCRIPTION	QTY	UNIT PRICE	TOTAL
9159	Old isGold Xmas Vnyl Album	40,000	20.00	800,000.00
				-
				-

SUBTOTAL	$	800,000.00
TAX RATE		
TAX	$	-
S & H	$	-
OTHER	$	-
TOTAL	**$**	**800,000.00**

APPROVED

Authorized by

08/29/22
Date

Other Comments or Special Instructions

1. Please email proforma invoice
2. Confirm lead time within 2 working days
3.